CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated April 8, 1999 (and to all references to our firm) included in or made a part of Pioneer Strategic Income Fund's Pre-Effective Amendment No. 1 to Registration Statement File No. 333-71813.



                                             /s/ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
April  8, 1999